Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Robert C. Bowen, the Chief Executive Officer of Scientific Learning Corporation (the “Company”), hereby certifies that, to the best of his knowledge, obtained since his joining the Company on June 4, 2002:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at June 30, 2002 and results of operations of the Company for the three and six-month periods ended June 30, 2002.

Dated: August 14, 2002

/s/ Robert C. Bowen
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Robert C. Bowen
Chief Executive Officer

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.